Exhibit 10.2.3

SECOND AMENDMENT TO THE AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

OF

CLIENTLOGIC CORPORATION

This second Amendment to the Amended and Restated Stockholders Agreement, is effective as of December 12, 2001 (this “Amendment”), is entered into by and among ClientLogic Corporation, a Delaware corporation, formerly known as ClientLogic Holding Corporation (including its successors, the (“Corporation”). Onex Corporation, a corporation continued under the laws of the province of Ontario (“Onex”), Onex ClientLogic Holdings, LLC, a Delaware limited liability company (“OCLH”), Onex European Holdings, LLC, a Delaware limited liability company (“OEH,” together with Onex and OCLH, the (“Onex Holders”), and the Ontario Municipal Employees Retirement Board, a corporation continued under the Ontario Municipal Employees Retirement System Act (“OMERS,”) together with the Onex Holders, the (“Controlling Stockholders”).

RECITALS:

WHEREAS, the Corporation and the holders of the capital stock of the Corporation entered into that certain Amended and Restated Stockholders Agreement, dated as of August 15, 2000 (the “Stockholders Agreement”);

WHEREAS, Section 8.9(b) of the Stockholders Agreement grants the Corporation and the Controlling Stockholders the right to amend such agreement; and

WHEREAS, the Corporation and the Controlling Stockholders desire to amend certain provisions of the Stockholders Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

AMENDMENT OF STOCKHOLDERS AGREEMENT

1.	Section 1.1 Amendment to Section 2.6. Section 2.6 of the Stockholders Agreement is hereby deleted in its entirety and replaced with the following:

2.6 Board Meetings. For so long as the OMERS Group continues to own the OMERS Minimum Percentage, the Board shall meet in person or by teleconference no less frequently than quarterly.

ARTICLE II

MISCELLANEOUS

Section 2.1 Defined Terms. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Stockholders Agreement.

Section 2.2 Effect of Amendment. Except as specifically provided herein, the Stockholders Agreement is in all respects ratified and confirmed. All of the terms, conditions and provisions of the Stockholders Agreement as hereby amended shall be and remain in full force and effect.

Section 2.4 Entire Agreement. This Amendment, together with the unaltered portions of the Stockholders Agreement, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 2.5 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws rules thereof.

Section 2.6 Duplicate Originals. This Amendment may be executed in as many counterparts as may be necessary or convenient, and each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same agreement

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IN WITNESS WHEREOF, the parties h IN WITNESS WHEREOF, the parties hereto have Amendment to be duly executed effective as of the date first written above.

CLIENTLOGIC CORPORATION

By:	/s/ David E. Garner
Name:	David E. Garner
Title:	President & CEO

ONEX CORPORATION

By:	/s/ Seth Mersky
Name:	Seth Mersky
Title:	Managing Director

By:
Name:

ONEX CLIENTLOGIC HOLDINGS, LLC

By:	/s/ Donald F. West
Name:	DONALD F. WEST
Title:	DIRECTOR

ONEX EUROPEAN HOLDINGS, LLC

By:	/s/ Donald F. West
Name:	DONALD F. WEST
Title:	DIRECTOR

ONTARIO MUNICIPAL EMPLOYEES RETIREMENT BOARD

By:	/s/ Illegible
Name:	Illegible
Title:	President & CEO

By:	/s/ Deborah Lackman
Name:	Deborah Lackman
Title:	Vice President, Public Market Equities